                                                                    Exhibit 12.1

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                        (in thousands, except for ratio)

                                                  Predecessor Company II
                                  ---------------------------------------------
                                              Fiscal Year
                                                 Ended             Period ended

                                  September 30,    September 29,    January 13,
                                       2000             2001            2002

Earnings:
Income (loss) before income
taxes                               $    23,800        $(116,200)      $(1,600)
Preferred stock dividend
requirement                                   -                -             -
Fixed charges                            11,510           11,963         4,359
                                    -----------        ---------       -------

Total adjusted earnings                  35,310        (104,237)         2,759

Fixed charges:
Interest expense                          8,100            8,200         2,300
Interest portion of net rental
expense                                   3,410            3,763         2,059
Preferred stock dividend
requirement                                   -                -             -
                                    -----------        ---------       -------

Total fixed charges                 $    11,510        $  11,963       $ 4,359

Ratio of earnings to fixed
charges                                     3.1                -             -

Deficiency of earning
   to cover fixed charges                              $ 116,200       $ 1,600

                                                                                                         Predecessor
                                                Predecessor Company I                                     Company I
                                  --------------------------------------------------                     ------------
                                                      Fiscal Year
                                  Period ended           Ended          Period Ended    Period Ended     Period Ended  Period Ended

                                  September 28,      September 27,       June 27,       September 25,    December 27,  December 25,
                                      2002                2003             2004             2004             2003          2004

Earnings:
Income (loss) before income
taxes                               $  2,609           $  28,258         $ 33,309        $(12,858)           $ 4,314       $(1,938)
Preferred stock dividend
requirement                          (6,852)            (11,218)          (9,229)          (2,593)            (2,986)       (2,798)
Fixed charges                         18,111              27,912           21,925           10,089             7,070        10,530
                                    --------           ---------         --------        ---------           -------       -------

Total adjusted earnings               13,868              44,953           46,005          (5,362)             8,399         5,794

Fixed charges:
Interest expense                       7,000              10,377            7,563            5,899             2,493         6,195
Interest portion of net rental
expense                                4,259               6,318            5,133            1,597             1,592         1,537
Preferred stock dividend
requirement                            6,852              11,218            9,229            2,593             2,986         2,798
                                    --------           ---------         --------        ---------           -------       -------

Total fixed charges                 $ 18,111           $  27,912         $ 21,925        $  10,089           $ 7,070       $10,530

Ratio of earnings to fixed
charges                                    -                 1.6              2.1                -               1.2             -

Deficiency of earning
   to cover fixed charges           $  4,243                                             $  15,451                         $ 4,736